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                                                                    EXHIBIT 3.13

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            EOTT Energy Finance Corp.
                     --------------------------------------


      EOTT Energy Finance Corp. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      1.    The name of the corporation is EOTT Energy Finance Corp.

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

            1.    The name of the corporation is Link Energy Finance Corp.

      3. The amendment of the certificate of incorporation herein certified has [have] been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment of Certificate of Incorporation shall be effective on October 1, 2003.

Executed on this 15 day of August, 2003.

                                             /s/ Thomas M. Matthews
                                             -----------------------
                                             Thomas M. Matthews- CEO